UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/4/2009

PURESPECTRUM, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-148158

Delaware	41-2233202
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)
340 Eisenhower Dr.
Building 600, Suite 610
Savannah, Georgia 31406
(Address of Principal Executive Offices, Including Zip Code)

912-961-4980
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 29, 2009, we changed our name from “International Medical Staffing, Inc.” to “PureSpectrum, Inc.”  The name change was effected by filing an Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.  The Amended and Restated Certificate of Incorporation, which also permits the directors to adopt, amend and repeal the Company’s Bylaws, was approved by the stockholders by Written Consent in Lieu of Special Meeting on August 4, 2009.  The Company’s Amended and Restated Bylaws, containing a provision permitting the directors to adopt, amend and repeal the Bylaws, have previoiusly been approved by the stockholders and have automatically become effective with the effectiveness of the Amended and Restated Certificate of Incorporation.

Item 7.01.	Regulation FD Disclosure.

The name change was cleared by the Over-the-Counter Bulletin Board at the opening of trading on November 2, 2009, under the new stock symbol ”PSRU.”  Our new CUSIP number is 746124D 102.

On November 4, 2009, the Company issued a press release announcing that the Company’s goals for the near and long term, including product rollouts and revenue projections for 2010, will be discussed on November 4, 2009, by Lee L. Vanatta, President and CEO, at a conference sponsored and hosted by the New York Society of Security Analysts, entitled “The Future of Energy Investing: Exploration, Production and Clean Technology Conference.”  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws

99.1	Press Release, dated November 4, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PureSpectrum, Inc.

Date: November 4, 2009	By:	/S/ Lee L. Vanatta
Name: Lee L. Vanatta
Title: President and CEO